UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
UTi WORLDWIDE INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the 2011 Annual Meeting of Shareholders of UTi Worldwide Inc. to be held in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, on Monday, June 13, 2011 at 9:00 A.M. (Pacific time) for the following purposes:

1. To elect two class “B” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2. To conduct an advisory vote on executive compensation;

3. To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

4. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company; and

5. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

Our Board of Directors has fixed May 2, 2011 as the record date for determining the shareholders entitled to vote at the meeting.

A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2011 annual report to shareholders, are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lance E. D’Amico
Secretary

Long Beach, California
May 16, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 13, 2011

This proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

PROXY STATEMENT

The Board of Directors of UTi Worldwide Inc. (the “Company” or “UTi”) is soliciting proxies to be voted at the 2011 Annual Meeting of Shareholders of the Company to be held on Monday, June 13, 2011 at the Company’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, at 9:00 A.M., Pacific time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. This proxy statement and the accompanying form of proxy are first being mailed to the Company’s shareholders on or about May 16, 2011.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on May 2, 2011 as the record date (the “Record Date”) for determining the shareholders entitled to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 102,583,401 ordinary shares, no par value (the “Ordinary Shares”) outstanding (not including 1,157,706 shares held in treasury).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may vote?

You may vote if our records indicate that you owned Ordinary Shares at the close of business on May 2, 2011, the Record Date. Each Ordinary Share (other than those held in treasury) carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

You may own Ordinary Shares in several different ways. If your Ordinary Shares are represented by one or more share certificates registered in your name, then you are a holder of record. If your Ordinary Shares are held by a broker, bank or other nominee (that is, in “street name”), then you must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker, bank or other nominee to vote the shares.

What am I voting on?

In addition to such other matters of business as may properly come before the Annual Meeting or any postponement or adjournment thereof, you are being asked to vote on the following:

1. The election of two class “B” directors to our Board of Directors for a term of three years;

2. To provide an advisory vote on the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the Securities Exchange Commission (the “SEC”), which disclosures include the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis (the “say-on-pay resolution”);

3. To provide an advisory vote on the frequency with which the Company will seek shareholder approval for future advisory votes on executive compensation, with shareholders being offered four choices: an annual vote, a vote every two years, a vote every three years or the option of abstaining from such vote; and

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2012.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of each of Eric W. Kirchner and Leon J. Level, the nominated class “B” directors, to the Board of Directors; “FOR” approval of the say-on-pay resolution; “FOR” approval of holding the say-on-pay resolution shareholder vote on an annual basis; and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2012.

How do I vote?

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail.  If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

By Telephone.  If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. or Canada, please contact MacKenzie Partners, Inc. at 1-212-929-5500 for information on how you can vote by telephone.

By Internet.  If you are a holder of record, you can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Annual Meeting.  The way you vote your Ordinary Shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy.

Whether or not you attend the Annual Meeting, if your Ordinary Shares are held by a broker, bank or other nominee in “street name,” then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you sign and return your proxy without any voting instructions, your shares will be voted as the Board of Directors recommends. If you have any questions regarding how to vote, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (please call 1-212-929-5500 (collect) if you are located outside the U.S.).

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. You may revoke any proxy given pursuant to this solicitation at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

If you are a holder of record, you may obtain a new proxy card by contacting the Secretary of the Company at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, telephone 1-562-552-9400 (collect). If your shares are held in “street name,” you may obtain a new voting instruction form by contacting your broker, bank or other nominee.

How will my shares be voted?

Any proxy which you return properly completed and which is not revoked will be voted as you direct. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) will vote “FOR” the election of the Board of Directors’ nominees for Class “B” directors,“FOR” approval of the say-on-pay resolution; “FOR” approval of holding future say-on-pay shareholder votes on an annual basis and “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company. In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

How many shares must be present to hold the Annual Meeting?

Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum.

How many votes are required to approve each proposal?

For the election of directors (Proposal 1), the two nominees receiving the highest number of votes “FOR” election as a director at the Meeting will be elected as a director to serve a three-year term expiring at the annual meeting in 2014 and until their respective successor is duly elected and qualified. This number is called a plurality. For the advisory vote on the frequency of holding future advisory votes on executive compensation (Proposal 3), the option receiving the plurality of votes (i.e. the highest number of votes among the three choices of an annual vote, a vote every two years and a vote every three years) will be approved at the annual meeting. For the advisory vote on executive compensation (Proposal 2) and the vote on ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company (Proposal 4), the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal is required for approval.

What is a broker non-vote?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on your behalf on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the advisory vote on the frequency of holding future advisory votes on executive compensation (Proposal 3) are all considered non-routine matters under applicable rules. Therefore, a broker or other nominee cannot vote your shares on any of such proposals without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares.

The ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company (Proposal 4) is considered a routine matter under applicable rules and a broker or other nominee may generally vote your shares on Proposal 4 without instructions from you.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes properly cast at the Annual Meeting. Consequently, broker non-votes and abstentions will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Who will pay the cost of this proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication, and such firm will receive a fee estimated to be $3,500 and will be reimbursed for out-of-pocket expenses.

How can I get electronic access to proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

May shareholders nominate directors or bring other proposals before the Annual Meeting?

The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders and no shareholder submitted a nominee for possible election as a director at the Annual Meeting in accordance with these procedures, which we refer to as the Nomination Procedures. For information related to application of the Nomination Procedures for the 2012 annual meeting, see the discussion which appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2012 Annual Meeting.”

The Company’s Articles of Association also set forth certain procedures relating to shareholders properly bringing business before the Annual Meeting and no shareholder submitted a proposal for consideration at the Annual Meeting in accordance with these procedures, which we refer to as the Proposal Procedures. For information related to the application of the Proposal Procedures for the 2012 annual meeting, see the discussion which appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2012 Annual Meeting.”

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders and holders of valid proxies. You may be asked to present a valid form of government-issued personal identification such as a driver’s license or passport. Cameras and other recording devices will not be permitted at the Annual Meeting. If your Ordinary Shares are held in street name and you would like to attend the Annual Meeting, you should ask the broker, bank, trust or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results and the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation in a current report on Form 8-K within four business days after the end of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares, each of our directors, each of the persons named in the Summary Compensation Table included herein in the section entitled “Compensation of Executive Officers — Summary Compensation Table” (we refer to these persons as the “Named Executive Officers”) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the SEC or is based upon the knowledge of the Company, and is as of May 2, 2011 unless otherwise indicated in the footnotes.

	Amount and Nature of
	Beneficial Ownership(1)
	Number of
	Ordinary Shares	Right to	Percent of
Name	Owned(1)	Acquire(2)	Class(1)(2)

T Rowe Price Associates, Inc.(3)	11,099,810	—	10.8%
Class “A” Directors:
C. John Langley, Jr.	16,416	50,963	*
Allan M. Rosenzweig	37,105	23,963	*
Donald W. Slager	3,793	5,963	*
Class “B” Directors:			*
Leon J. Level	13,212	26,856	*
Eric W. Kirchner	37,015	111,224	*
Class “C” Directors:
Brian D. Belchers	7,777	5,963	*
Roger I. MacFarlane	2,398,887	173,812	2.5%
Matthys J. Wessels(4)	2,184,642	146,605	2.3%
Other Named Executive Officers:
Lance E. D’Amico	—	—	*
William T. Gates(5)	—	33,910	*
Gene Ochi	35,689	224,841	*
Lawrence R. Samuels	1,833	228,851	*
All current directors and executive officers as a group (13 persons)	4,736,968	999,041	5.6%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)	Indicates shares which the person or group has the right to acquire within 60 days of May 2, 2011 (or within 60 days of March 24, 2011 in the case of Mr. Gates). For Mr. Kirchner, all of the shares listed in this column may be acquired upon the exercise of stock options. For Messrs. Gates, Ochi and Samuels, 15,474, 219,220 and 223,230 of the shares listed in this column, respectively, may be acquired upon the exercise of stock options and 18,463, 5,621 and 5,621 of the shares listed in this column, respectively, may be acquired pursuant to the vesting of restricted share units. For Messrs. Langley, Rosenzweig, Level, MacFarlane and Wessels, 45,000, 18,000, 9,000, 158,610 and 131,403 of the shares listed in this column, respectively, may be acquired pursuant to the exercise of stock options. In addition to such stock options, the shares indicated in this column for Messrs. Langley, Rosenzweig, Slager, Level, Belchers, MacFarlane and Wessels include restricted share units, which represent the right to acquire 5,963, 5,963, 5963, 5,963, 5,963, 15,202 and 15,202 Ordinary Shares, respectively. Also included in this column for Mr. Level are 11,893 shares which are subject to his right to defer receipt of such shares pursuant to the terms of the 2004 Non-Employee Directors Share Incentive Plan (the “Directors Incentive Plan”).

For all directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 915,687 shares that may be acquired upon the exercise of stock options and an aggregate of 83,354 shares underlying restricted share units (including 11,893 shares which are subject to the right to defer receipt of such shares pursuant to the Directors Incentive Plan), in each case including shares disclosed in the previous sentences.

(3)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates’ business address, as listed in the amendment to Schedule 13G, is 100 E. Pratt Street, Baltimore, Maryland, 21202. According to the amended Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in the individual and institutional clients which Price Associates serves as investment adviser. According to the amended Schedule 13G, any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time, and Price Associates has sole voting power with respect to 2,735,010 shares and sole dispositive power with respect to 11,099,810 Ordinary Shares and T. Rowe Price Mid-Cap Growth Fund has sole voting power with respect to 5,250,000 Ordinary Shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Represents Ordinary Shares held by a holding company indirectly controlled by Mr. Wessels.

(5)	Mr. Gates retired from the Company on January 31, 2011. Information is based upon the knowledge of the Company as of March 24, 2011.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Pursuant to our Articles of Association, which provide for a “classified” board of directors, two persons, Eric W. Kirchner and Leon J. Level, have been nominated by our Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2014 and until their respective successors are duly elected and qualified.

Currently, we have an eight member Board of Directors divided into three classes. We currently have three Class “A” directors whose three-year terms expire at the 2013 annual meeting of shareholders, two Class “B” directors whose three-year terms expire at the Annual Meeting, and three Class “C” directors whose three-year terms expire at the 2012 annual meeting of shareholders.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the two Class “B” director nominees listed below. These nominees presently serve as Class “B” directors and have served continuously as directors of the Company since the dates indicated in their respective biographies below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. The Board of Directors unanimously recommends a vote “for” the election of each of Messrs. Kirchner and Level as a Class “B” director.

Information About Class “B” Director Nominees

The following table sets forth information regarding the nominees for election as a Class “B” director, including age on the date of the Annual Meeting and business experience during the past five years.

		Director
Name	Age	Since	Principal Occupation and Other Information

Eric W. Kirchner	52	2009	Eric W. Kirchner has been the Company’s Chief Executive Officer since January 2009. Prior to joining the Company, Mr. Kirchner served as President of Freight Forwarding for United Parcel Service, Inc. (“UPS”) from October 2007 to January 2009, where he oversaw a global organization responsible for strategy, financial performance and revenue for freight forwarding services. Prior thereto, Mr. Kirchner served as President, North America Forwarding for UPS from October 2006 to October 2007 and as President, Global Transportation, UPS Supply Chain Solutions from December 2004 to October 2006. From October 2003 to December 2004, Mr. Kirchner served as Chief Operating Officer of Menlo Worldwide Forwarding, Inc., a global freight forwarder. Mr. Kirchner holds a bachelor’s degree from Indiana University and has completed the Stanford Executive Program at Stanford University.

			Mr. Kirchner’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his role as our Chief Executive Officer, as well as his nearly 30 years of experience in the international logistics, transportation and supply chain industry.

		Director
Name	Age	Since	Principal Occupation and Other Information

Leon J. Level	70	2001	Leon J. Level retired in 2006 from Computer Sciences Corporation (“CSC”), a New York Stock Exchange listed company. Mr. Level served as Chief Financial Officer and a director of CSC from 1989 to 2006. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level is currently a director of Levi Strauss & Co. and Mr. Level was previously a director of Allied Waste Industries, Inc. from May 2007 until December 2008, when Allied Waste completed its merger with Republic Services, Inc. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both a B.B.A. and M.B.A. degrees from the University of Michigan.

			Mr. Level’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 45 years of management experience with a focus on tax, finance and accounting in both public companies and accounting firm environments. In addition, the Board of Directors has determined that Mr. Level meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “A” or Class “C” directors and are continuing in office as directors of the Company:

Class “A” Directors — Terms Expiring at 2013 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

C. John Langley, Jr.	65	2003	C. John Langley, Jr. has served as Clinical Professor of Supply Chain Management, Department of Supply Chain and Information Systems, and Director of Development, Center for Supply Chain Research at the Smeal College of Business at Penn State University since January, 2011. From September 2001 through October, 2010, Dr. Langley was The Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty of the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley was also director of Supply Chain Executive Programs at the Georgia Institute of Technology and served as Faculty Director of the Supply Chain Executive Forum. Prior to his appointment at Georgia Tech, Dr. Langley served at the University of Tennessee from September 1973 through July, 2001, most recently as the John H. Dove Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation. Dr. Langley received his Ph.D. from Pennsylvania State University.

			Mr. Langley’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 35 years of educational, research and consulting experience dedicated to the logistics, transportation and supply chain industry.

Allan M. Rosenzweig	56	2000	Allan M. Rosenzweig is the chief executive officer of Ibex Financial Services LLC, a company active in the field of asset-backed finance which he founded in May 2005, and the chief executive officer of Evergreen Life Limited, a life insurance company which he founded in 2009. Mr. Rosenzweig served as an Executive Vice President of Active International, a diversified marketing and business solutions provider, from January 2004 to May 2005. Mr. Rosenzweig served as Group Director — Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. Mr. Rosenzweig also serves as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

		Director
Name	Age	Since	Principal Occupation and Other Information

			Mr. Rosenzweig’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his entrepreneurial skills, as well as his over 25 years of management and consulting experience with a focus on the areas of tax, finance and the execution of complex finance transactions. In connection with his relocation to the United States, Mr. Rosenzweig was admitted under a visa reserved for those with “exceptional ability”, which in his case was in the area of corporate finance. In addition, the Board of Directors has determined that Mr. Rosenzweig meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Donald W. Slager	49	2009	Donald W. Slager has served as president and chief executive officer of Republic Services, Inc. (“Republic Services”) since January 1, 2011. From December 2008 through December 2010, Mr. Slager served as president and chief operating officer of Republic Services. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. from January 2005 to December 2008 prior to its merger with Republic Services. Mr. Slager was executive vice president and chief operating officer of Allied Waste between June 2003 and December 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Since June 2010, Mr. Slager has also served as a director of Republic Services. Mr. Slager has completed the Northwestern University Kellogg School Advanced Executive Program and holds a certificate from the Stanford University Board Consortium Development Program.

			Mr. Slager’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 25 years of leadership and management experience with operations in a business driven by customer service.

Class “C” Directors — Terms Expiring at 2012 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Brian D. Belchers	65	2006	Brian D. Belchers has served as a director of Sage Publications, Inc. since 2005. Mr. Belchers also served as a consultant since January 2004, although he does not provide consulting services to the Company. From May 2000 to January 2004, Mr. Belchers served as Vice President of Cap Gemini, a management consulting firm. From October 1982 to May 2000, Mr. Belchers was a Partner at Ernst & Young LLP. Mr. Belchers, as a Rhodes Scholar, graduated with a Masters of Arts in political science and economics from Oxford University. Mr. Belchers received a Bachelor of Commerce degree from the University of Natal and was a qualified chartered accountant in South Africa.

		Director
Name	Age	Since	Principal Occupation and Other Information

			Mr. Belchers’ qualifications to serve on our Board of Directors include, among other skills and qualifications, his nearly 40 years of senior management and consulting experience with a focus on information technology, change management and business process improvement.

Roger I. MacFarlane	66	1995	Roger I. MacFarlane served as our Chief Executive Officer from May 2000 to January 2009. He has been a director since our formation in 1995, and was appointed Chairman of the Board of Directors in January 2009. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.

			Mr. MacFarlane’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his 40 years of experience in the international logistics, transportation and supply chain industry and his many years of senior management and director experience with the Company and its predecessors.

Matthys J. Wessels	66	1995	Matthys J. Wessels served as Chairman of the Board of Directors from June 2008 until January 2009, and has served as one of our directors since our formation in 1995. Prior to June 2008, Mr. Wessels was an executive with the Company and served as Vice Chairman of the Board of Directors since May 2004. Mr. Wessels served as our Chairman of the Board of Directors from January 1999 until May 2004 and also served as our Chief Executive Officer — African Region until March 2007. Mr. Wessels served as our Chief Executive Officer from 1998 to April 2000. From 1987 until January 2006, Mr. Wessels served as the Chairman of United Service Technologies Limited, a company which was publicly listed on the JSE Securities Exchange South Africa until December 2004. Mr. Wessels received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.

			Mr. Wessels’ qualifications to serve on our Board of Directors include, among other skills and qualifications, his 40 years of experience in the international logistics, transportation and supply chain industry and his many years of senior management and director experience with the Company and its predecessors.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Board Leadership Structure and Role in Risk Oversight

There are currently eight members of the Board of Directors: one management director, two non-independent non-management directors and five independent non-management directors. The Board has four standing committees: Audit, Compensation, Nominations and Corporate Governance and Risk. All of the Board committees are comprised solely of independent directors, except for the Risk Committee, which includes one non-independent, non-management director. The committee chairs, all of whom are independent directors, set the agendas for their respective committees and report to the full board on their work. The roles of Chairman and Chief Executive Officer have been split since before the Company went public in 2000. The role of Chairman is currently held by Mr. MacFarlane, a non-independent, non-management director. Mr. MacFarlane has been our Chairman since his retirement as Chief Executive Officer of the Company in January 2009. He was elected Chairman due to his extensive knowledge of our business and industry, his sound understanding of our business strategy, and his corporate and board experience and leadership skills, which promote board communication, governance, continuity and appropriate oversight. We do not have a lead director, but our independent non-management directors hold executive sessions at every Board meeting and at such other times as such members deem appropriate. Regularly, the independent, non-management directors appoint a spokesperson to act as the liaison between the independent, non-management directors and the Chairman and/or Chief Executive Officer.

Management is responsible for the assessment and management of risk and brings to the attention of the Board and its committees the most material risks to the Company. The Risk Committee is responsible for assisting the Board with its risk oversight responsibilities. Further, the Board has delegated oversight responsibilities for various financial matters to the Audit Committee. The Board and its committees regularly discuss with management the Company’s strategies, goals and policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor and control such exposures. The Board and its committees also receive reports on risk management from senior officers of the Company. The Board of Directors believes that the risk management processes in place for the Company are appropriate.

Compensation Risk Management

In response to rules adopted by the SEC in December 2009, our Compensation Committee undertook an assessment of the Company’s compensation policies and practices to determine whether those policies and practices are reasonably likely to have a material adverse effect on the Company. In evaluating the Company’s compensation policies and practices, the Committee considered, among other things, the overall design of the Company’s compensation program, the Company’s current practice of granting equity-based compensation that vests over a 5-year period, the proportion of long-term compensation relative to short term compensation, the Company’s executive stock ownership guidelines and the Company’s executive compensation recoupment policy. Having been informed of the results of the Compensation Committee’s assessment, the Board concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings of the Board and its Committees

The Board of Directors oversees the management of our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee, a Nominations and Corporate Governance Committee and a Risk Committee whose functions are briefly described below.

During the fiscal year ended January 31, 2011 (the “Fiscal Year” or “fiscal 2011”), the Board of Directors met six times.

Audit Committee.  The Audit Committee is responsible for oversight of (a) the accounting and financial reporting process, (b) audits of the Company’s financial statements and internal control over financial reporting, (c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal controls. The current members of the Audit Committee are Messrs. Level, who chairs the committee, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are “audit committee financial experts” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Langley, Level and Rosenzweig understands fundamental financial statements, including a balance sheet, income statement and cash flow statement, and meets the other requirements for audit committee members prescribed by the Nasdaq Rules. The Audit Committee met twelve times during fiscal 2011. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee.  The Compensation Committee oversees the compensation of all the Company’s employees. The Compensation Committee determines or recommends to the full Board the compensation of the Company’s Chief Executive Officer, executive officers and certain other key employees. In addition, the Compensation Committee establishes general guidelines for management, who has been delegated the authority to determine the compensation of all other employees in the Company within such guidelines. The current members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Slager. The Board has determined that each member of the Compensation Committee is an independent director as defined by the Nasdaq Rules. The Compensation Committee met five times during the Fiscal Year. The Compensation Committee operates under a written charter adopted by the Board of Directors.

In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, during fiscal 2011 the Compensation Committee directly retained Towers Watson (“Towers Watson”) as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices and other topics as the Compensation Committee deemed appropriate.

Nominations and Corporate Governance Committee.  The Nominations and Corporate Governance Committee is responsible for (i) recommending nominees for election to the Board of Directors and nominees to be appointed by the Board to fill vacancies and newly created directorships and (ii) for monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with appropriate corporate governance requirements, policies and procedures applicable to the Board and the Company, and recommending policies and procedures for maintaining and improving such corporate governance. The committee recommends to the Board those persons to be nominated for election to the Board (and the class to which such persons should be elected) who shall be submitted to the shareholders for election at each annual meeting. The current members of the Nominations and Corporate Governance Committee are Messrs. Langley, who chairs the committee, Belchers, Level, Rosenzweig and Slager. The Board has determined that each member of the Nominations and Corporate Governance Committee is an independent director as defined by the Nasdaq Rules. The Nominations and Corporate Governance Committee met four times during the Fiscal Year. The Nominations and Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

Risk Committee.  The Risk Committee is responsible for assisting the Board with its risk oversight responsibilities. In this regard, the Committee reviews, among other things, the following: (i) risks confronted by the Company with respect to its business, assets, people and operations; (ii) financial and enterprise risk implications of any significant transactions requiring Board approval, such as mergers, acquisitions, reorganizations and divestitures; (iii) adequacy of the Company’s insurance programs and the Company’s insurance needs; (iv) matters related to the security of, and risks related to, the Company’s information technology systems and procedures; (v) the Company’s regulatory compliance programs; and (vi) the Company’s risk management policies and infrastructure, and the effectiveness thereof. The above list is meant to serve as a guide and the Risk Committee may carry out additional functions and adopt or recommend additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions, provided that the Risk Committee will not review financial matters that are within the purview of the Audit Committee. The current members of the Risk Committee are Messrs. Belchers, who chairs the committee, Langley, Slager and Wessels. The Board has determined that each member of the Risk Committee, excluding Mr. Wessels, is an independent director as defined by the Nasdaq Rules. The Risk Committee met four times during the Fiscal Year. The Risk Committee operates under a written charter adopted by the Board of Directors.

Each of the incumbent directors attended 100% of the meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year.

The table below provides membership information for the Board and each committee as of the date of this proxy statement.

Nominations and
Corporate
	Audit	Compensation	Governance	Risk
Independent Directors	Committee	Committee	Committee	Committee

Brian D. Belchers		X	X	Chairman
C. John Langley, Jr.	X		Chairman	X
Leon J. Level	Chairman	X	X
Allan M. Rosenzweig	X	Chairman	X
Donald W. Slager		X	X	X
Other Directors
Eric W. Kirchner
Roger I MacFarlane
Matthys J. Wessels				X
Number of Meetings Held in Fiscal 2011	12	5	4	4

The charters for the Audit Committee, Compensation Committee, Nominations and Corporate Governance Committee and Risk Committee are available at the Company’s website, www.go2uti.com. Information provided on the Company’s website, however, does not form a part of this proxy statement.

Governance

Director Independence.  The Board of Directors has determined that the following directors are “independent” as defined by the Nasdaq Rules: Messrs. Belchers, Langley, Level, Rosenzweig and Slager.

Director Nominations.  Each of the nominees for Class “B” director was recommended to the entire Board by the Nominations and Corporate Governance Committee.

The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee as described below in this section under the heading “Shareholder Communication with Board Members.” Such notice should contain the information required by our Articles of Association for nominations by shareholders as described below in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2012 Annual Meeting.” Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. Although we have no specific policy regarding the consideration of diversity when evaluating director candidates, our Corporate Governance Guidelines provide that in identifying candidates, the Nominations and Corporate

Governance Committee will take into account the factors it considers appropriate, including, but not limited to: (i) the goal that the Board of Directors, as a whole, consists of individuals with a diversity of skills and experience with respect to: accounting and finance (including expertise that could qualify a candidate as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC), management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets; (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes, however, it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board qualify as “independent directors” under the applicable Nasdaq Rules. The Nominations and Corporate Governance Committee also believes it is appropriate for the Company’s chief executive officer to participate as a member of the Board. The committee has in the past engaged a third-party search firm to assist in the identification and evaluation of potential director nominees and may do so in the future.

Shareholder Communication with Board Members.  The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance.” By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Board Member Attendance at Annual Meetings.  The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. All of the Company’s directors attended the 2010 annual meeting.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2011. Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

					Change in
				Non-Equity	Pension and
	Fees Earned or		Option	Incentive Plan	NQDC	All Other
Non-Executive Directors	Paid in Cash	Stock Awards(1)	Awards	Compensation	Earnings	Compensation	Total

Brian D. Belchers	$83,375	$85,000	$—	$—	$—	$—	$168,375
C. John Langley, Jr.	96,375	85,000	—	—	—	—	181,375
Leon J. Level	102,250	85,000	—	—	—	—	187,250
Roger I MacFarlane	53,250	85,000	—	—	—	—	138,250
Allan M. Rosenzweig	101,250	85,000	—	—	—	—	186,250
Donald W. Slager	72,250	85,000	—	—	—	—	157,250
Matthys J. Wessels	60,250	85,000	—	—	—	—	145,250

(1)	The amounts set forth in this column are equal to the grant date fair value of such awards as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The amounts relate to restricted share units granted under the Non-Employee Directors Share Incentive Plan and the Company’s 2004 Long-Term Incentive Plan for each of the non-employee directors listed in the table above. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of stock awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2011. All such awards vest in full on the date immediately preceding the Annual Meeting.

On the date of the 2010 annual meeting of shareholders, the Company granted to each non-employee director listed above an award equal to that number of restricted share units determined by dividing $80,000 by the closing price of the Ordinary Shares on the grant date (the date of the 2010 annual meeting). In addition, on December 13, 2010, the Company granted an additional award to each non-employee director listed above equal to that number of restricted share units determined by dividing $5,000 by the closing price of the Ordinary Shares on such date.

The aggregate number of stock options and restricted shares or restricted share units outstanding for each non-employee director listed in the table above as of January 31, 2011 is indicated below. The Company ceased granting stock options to non-employee directors after December 2003.

Non-Executive Directors	Stock Options(1)	RSUs

Brian D. Belchers	—	5,963
C. John Langley, Jr.	45,000	5,963
Leon J. Level	9,000	17,856	(2)
Roger I. MacFarlane(3)	158,610	15,202
Allan M. Rosenzweig	18,000	5,963
Donald W. Slager	—	5,963
Matthys J. Wessels(4)	131,403	15,202

(1)	All stock options outstanding as of January 31, 2011 have fully vested.

(2)	In connection with each grant of restricted stock units prior to fiscal 2009, Mr. Level exercised his directors’ deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s deferred shares, representing 11,893 shares, will be distributed to him as follows: (a) in the event of his death or a change in control of the Company, immediately upon the occurrence of such event in one lump sum and (b) at such time as he ceases to be a member of the Board of Directors (excluding as a result of an event described in clause (a) above), in three equal installments, with one-third of the shares being distributed to him on each of the first three anniversaries of the date on which he ceased to be a director.

(3)	Mr. MacFarlane retired as an executive of the Company in January 2009. All of Mr. MacFarlane’s stock options and restricted share units listed in the table above were granted to him in his capacity as an executive of the Company prior to his retirement, except for 5,963 restricted share units granted to Mr. MacFarlane for his service as a non-employee director.

(4)	Mr. Wessels retired as an executive of the Company on August 1, 2008. All of Mr. Wessels’ stock options and restricted share units listed in the table above were granted to him in his capacity as an executive of the Company prior to his retirement, except for 5,963 restricted share units granted to Mr. Wessels for his service as a non-employee director.

The compensation policy for non-employee directors provides for the compensation described below. The policy may be changed at any time by an affirmative vote of the Board.

Cash Compensation.  Non-employee directors are paid an annual retainer for the period beginning on the date of each annual meeting and ending on the date immediately preceding the following annual meeting. The annual retainer for the non-executive Chairman of the Board is $75,000; however, because he was one of the original founders of the Company, Mr. MacFarlane has agreed with the Board that he will receive the standard retainer of $45,000. Each of the other non-employee directors receives a standard annual retainer of $45,000 for service on the Board. Effective November 1, 2010, the amount of the standard annual retainer was increased from $40,000 to $45,000 based on a market study conducted by Towers Watson. The chairpersons of the Audit Committee, Compensation Committee, Nominations and Corporate Governance Committee and Risk Committee receive an annual retainer of $12,000, $7,000, $5,500 and $5,500, respectively. Effective November 1, 2010, the amount of the annual retainer for the chairperson of each of the Nominations and Corporate

Governance Committee and Risk Committee was increased by $500. The other members of each committee receive annual retainers of $7,000, $3,000, $1,000 and $1,000, respectively. In addition, non-employee directors receive meeting fees of $2,000 for each Board meeting, attended in person or by telephone, and $1,500 for each committee meeting attended in person or by telephone.

Non-Employee Directors Share Incentive Plan.  The Directors Incentive Plan provides for the issuance of restricted shares, restricted share units, elective grants and deferred share units. An aggregate of 600,000 Ordinary Shares were reserved for issuance under this plan at the time of its adoption, subject to adjustments. The plan terminates on June 25, 2014.

On the date that each person first becomes a director who has not been an employee of the Company or any of its subsidiaries within the 12 months preceding such date, such director shall be entitled to receive an initial award of restricted share units (or, if determined by the Board, restricted shares) pursuant to the Directors Incentive Plan (an “Initial Award”). The number of restricted share units or restricted shares contained in such Initial Award shall be determined by dividing $85,000 (or such other amount as determined by the Board in its sole discretion from time to time), pro-rated based on the amount of time that remains until the Company’s next annual meeting, by the closing price of the Ordinary Shares on the grant date (i.e. the date of the annual meeting or the date such director is first appointed as a director, as the case may be). Effective December 13, 2010, the amount of the Initial Award was increased from $80,000 to $85,000 based on a market study conducted by Towers Watson. In addition, on the date of each annual meeting, the Company grants to each director who has not been an employee of the Company or any of its subsidiaries within the past 12 months preceding the date of the annual meeting (an “Eligible Director”) an award of that number of restricted share units (or, if determined by the Board, restricted shares) determined by dividing $85,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as a director (an “Automatic Award”). Effective December 13, 2010, the amount of the Automatic Award was increased from $80,000 to $85,000 based on a market study conducted by Towers Watson.

The Directors Incentive Plan also provides for “Chairman Awards” to be granted at each annual meeting to the Company’s Chairman of the Board if the Chairman of the Board is then an Eligible Director. The number of restricted share units (or, if determined by the Board, restricted shares) which constitute a Chairman Award is determined by dividing $12,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as both an Eligible Director and Chairman of the Board. Chairman Awards are in addition to any Initial Awards or Automatic Awards which an Eligible Director may otherwise be entitled to receive under the Directors Incentive Plan.

During his tenure as Chairman Mr. MacFarlane has not received a Chairman’s Award under the Directors Incentive Plan because he was one of the original founders of the Company and he and the Board agreed that no such additional amount would be paid. Accordingly, Mr. MacFarlane did not receive a Chairman’s Award at the 2010 Annual Meeting, and no such award will be granted to Mr. MacFarlane on the date of the Annual Meeting.

All restricted shares awarded to the directors vest, and all restricted share units vest and convert into Ordinary Shares, on the date immediately preceding the next year’s annual meeting, subject to the directors’ deferral rights, provided that the director is an “Eligible Director” on the vesting date. If the annual meeting for such year is delayed by more than 30 days from the anniversary date of the prior year’s annual meeting, then the award vests on such 30th day. Eligible Directors are also entitled to receive an amount equal to the per share cash dividend paid on Ordinary Shares on the number of restricted share units or restricted shares held by such directors. Granted but unvested units or shares are forfeited if the director is no longer an Eligible Director.

In addition, Eligible Directors may elect pursuant to the Directors Incentive Plan to receive all or a portion of their cash compensation in the form of restricted shares and may further elect to defer receipt of such restricted shares. To date, none of the directors have elected to receive any shares in lieu of cash compensation.

On the date of the Company’s annual meeting in 2010, each non-employee director was awarded 5,710 restricted share units pursuant to the Directors Incentive Plan. In addition, on December 13, 2010, each non-employee director was awarded 253 restricted share units pursuant to the Company’s 2009 Long-Term Incentive Plan, which award was made in connection with the increase of Automatic Awards from $80,000 to $85,000 as described above. All such awards will vest on the date immediately preceding the Annual Meeting.

Non-Executive Director Stock Ownership Guidelines

The Company’s Non-Executive Director Stock Ownership Guidelines recommend that each non-executive director own, within five years of becoming subject to the guidelines, an amount of Ordinary Shares having a value equal to three times the annual retainer component of the non-executive director’s compensation, determined using the closing price of an Ordinary Share as of the date the director becomes subject to the guidelines and the annual retainer amount in effect on such date (the “Recommended Number of Shares”). Current directors became subject to the policy on its effective date, January 1, 2008, and new directors become subject to the policy on the date he or she joins the Board. Once established, a director’s Recommended Number of Shares generally does not change as a result of fluctuations in the price of an Ordinary Share or changes in the annual retainer amount. The ownership guideline is satisfied by Ordinary Shares owned outright by the director or his or her immediate family members, Ordinary Shares underlying vested stock options and Ordinary Shares represented by vested restricted shares. As of May 1, 2011, all non-executive directors met the requirements of the above guidelines, except Mr. Slager, who joined the Board in September 2009 and has until September 2014 to reach the Recommended Number of Shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Executive Summary.

The compensation program for our senior executives is designed to attract, retain, incentivize, and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s senior executives and support the business strategies and long-term plans of the Company. In pursuit of these goals, the committee has established the following guiding principles for the Company’s executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively in relation to relevant markets for executive talent so that the Company can continue to attract, retain and motivate high performing executive talent. All components of compensation should also be appropriate from an internal pay equity perspective.

•	Accountability for Short and Long-Term Performance — Annual incentive bonuses and long-term equity-based incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term.

•	Alignment with Shareholders’ Interests — Long-term equity-based incentives should align decision-making with the interests of the Company’s shareholders. The Company’s approach to compensating executives is intended to not only attract and retain individuals qualified to manage and lead the Company but also to motivate them by promoting achievement of the Company’s strategic and financial goals and, ultimately, deliver positive shareholder returns over the long run.

The Company’s executive compensation program currently contains the following key components:

•	Base salary;

•	Incentive bonus;

•	Long-term equity-based incentives;

•	Generally-applicable employee benefits;

•	Limited supplemental benefits; and

•	Employment agreements and severance provisions.

These components comprise a performance-based executive compensation program, particularly because two components — incentive bonus and long-term equity-based incentive compensation — are strongly tied to performance. With respect to actual realized compensation in relation to corporate performance, we believe senior executive pay-for-performance alignment is strong.

This “Compensation Discussion and Analysis” section generally focuses on the fiscal 2011 and fiscal 2012 executive compensation program for the Company’s Named Executive Officers, which include the following senior executives: Eric W. Kirchner (Chief Executive Officer); Lance E. D’Amico (Senior Vice President, Enterprise Support Services & General Counsel); William T. Gates (Executive Vice President; President, Contract Logistics and Distribution); Gene Ochi (Executive Vice President; President, Client Growth); and Lawrence R. Samuels (Executive Vice President and Chief Financial Officer). The term “fiscal 2011” refers to the Company’s fiscal year ended January 31, 2011, and the term “fiscal 2012” refers to the Company’s fiscal year ending January 31, 2012.

Summary of the Company’s Executive Compensation Program Components.

Base salary	Compensates executives for performing requirements of their position and provides executives with a level of cash-income predictability and stability with respect to a portion of their total direct compensation.

Incentive bonus	Intended to motivate executives to achieve annual performance goals and reinforce the Company’s pay-for-performance philosophy. Incentive bonuses are typically paid in cash and are targeted at a percentage of an executive’s base salary.

Long-term equity-based incentive compensation	Intended to align a significant portion of executives’ compensation with long-term performance of the Company and its Ordinary Shares while enhancing executive retention. Equity-based compensation is typically targeted at a percentage of an executive’s base salary.

Generally-applicable employee benefits	Depending on where an executive is based, may include benefits such as a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits that are generally available to all employees in the same location as the executive and are intended to attract and retain employees while providing them with retirement and health and welfare security.

Limited Perquisites	Intended to attract and retain executives and provide greater internal pay equality for U.S.-based senior management by providing certain U.S.-based senior executives with an annual supplemental benefit allowance that can be used towards the payment of certain pre-approved supplemental benefits.

Employment agreements and severance provisions	Intended to attract and retain executives. Furthermore, employment agreements are intended to provide clarity of role and terms of employment for both the Company and the executives; severance provisions are intended to provide income protection in the event of involuntary, not-for-cause terminations, including in connection with a change of control of the Company.

At our annual meeting held in June 2009, our shareholders approved the 2009 LTIP, and the UTi Worldwide Inc. Executive Incentive Plan, which we refer to as the Executive Incentive Plan. Accordingly, equity-based incentives and incentive bonuses are now made pursuant to the 2009 LTIP and the Executive Incentive Plan, respectively, rather than pursuant to their predecessor plans.

Additional details concerning the three primary components of our compensation program (base salary, incentive bonus and long-term equity based incentives) as they pertain to the Named Executive Officers who are currently with the Company are provided in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Primary Components of Compensation” below.

Role of the Compensation Committee in Determining Executive Compensation.  Our Board of Directors has delegated all compensation-related matters to our Compensation Committee, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer. The Compensation Committee recommends or determines, as applicable, the targeted levels of compensation of the Company’s chief executive officer, executive officers, regional leaders and a few other key employees, who we refer to collectively as “senior executives.” In fulfilling these duties, the committee considers a number of factors, including (i) an evaluation of the Chief Executive Officer’s performance and evaluations of the performance of our other senior executives, (ii) an evaluation of the Company’s overall performance against its strategic and financial goals, (iii) information and advice provided by independent compensation consultants, (iv) the impact of various regulatory provisions (such as Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (v) the equity holdings of the senior executives and the desire to align the interest of the executives with those of the shareholders and (vi) analysis of compensation trends and practices in industries where our Company competes for qualified executive talent. The Compensation Committee believes that a mix of cash and equity compensation provides balance by incentivizing the senior executives to pursue specific short and long-term performance goals and value creation while aligning the senior executives’ interests with our shareholders’ interests. The Compensation Committee determines whether or not our compensation programs have met their goals primarily by analyzing total compensation paid relative to the overall performance of individual executives and the overall financial performance of our Company.

Role of Independent Compensation Consultants in Determining Executive Compensation.  In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent it deems necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants).

In accordance with this authority, Towers Watson was retained by the Compensation Committee in fiscal 2011 and fiscal 2012 as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, an assessment of proposed executive and director compensation and other topics as the Compensation Committee deemed appropriate. The Compensation Committee’s retention of Towers Watson is reviewed periodically. Towers Watson is independent of the Company and reports directly to the Compensation Committee for all matters involving executive compensation. When appropriate, the committee will have discussions with Towers Watson without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Towers Watson has provided and may in the future provide advice and assistance directly to the Company.

Due to the challenging economic environment during fiscal 2010, for fiscal 2011 the Compensation Committee decided generally not to increase base salary levels, the percentage of base salary used in determining each executive’s target incentive bonus and the percentage of base salary used in determining each executive’s target long-term equity based incentive award. As a result, when the Compensation Committee established compensation levels for fiscal 2011, it did not involve Towers Watson in that process.

In determining compensation for fiscal 2012, the Compensation Committee took into account various factors, including its subjective evaluation of the performance of each individual executive in his role, the performance of our Company against financial and strategic goals and objectives, the fact that salaries had generally not been increased in two years, its assessment of the value of retaining the executive and the information and advice it received from Towers Watson. The Compensation Committee also took into account the compensation recommendations made by Mr. Kirchner concerning our senior executives (excluding himself), which included his subjective evaluation of the performance of each individual executive in his respective role. With respect to Mr. Kirchner, the Compensation Committee made a recommendation to the full Board based on the same factors outlined above, plus the fact that Mr. Kirchner had been in the role of Chief Executive Officer for more than two years and had gained valuable additional experience during that time. Towers Watson provided the Compensation Committee with its opinion on the recommended compensation for each individual and, in each case, Towers Watson endorsed the recommendations of Mr. Kirchner and the committee. In reaching its decisions with respect to the compensation levels of the Named Executive Officers (other than Mr. Kirchner) and its recommendation with respect to the compensation levels for Mr. Kirchner, the Compensation Committee exercised its judgment based on all the factors it considered, including the views and opinions of Towers Watson, and no specific formula was applied to determine the weight of each factor.

Management Involvement in Compensation Decisions.  As described above, in determining the compensation for our senior executives (excluding Mr. Kirchner), the Compensation Committee considers the recommendations of Mr. Kirchner. The full Board of Directors after considering the recommendation of the Compensation Committee determines the compensation of Mr. Kirchner without any input from executive management.

Primary Components of Compensation.  The three primary components of the Company’s executive compensation are:

•	base salary

•	incentive bonus

•	long-term equity-based incentive compensation

In designing and administering its executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various components, each of which is discussed in greater detail below.

Base Salary.  Each senior executive’s base salary is, in general, established on a basis which takes into account the executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution. Base salaries are reviewed and approved annually in the first fiscal quarter of each year.

The employment agreements with the Company’s Named Executive Officers provide that their respective annual base salaries may be increased (but not decreased) in the discretion of the Company.

Incentive Bonuses.  All senior executives participate in the Company’s cash bonus plan, which we call our Executive Incentive Plan. Each senior executive is eligible for an annual cash bonus targeted at a specified percentage of his or her base salary. The percentage is generally based on a number of factors, including the market competitiveness of the relevant individual’s base salary as well as the relevant individual’s experience level and scope of responsibility, resident country, future potential and overall contribution.

Incentive Bonuses — Fiscal 2011 and Fiscal 2012

Under the terms of the Executive Incentive Plan for fiscal 2011, each senior executive was eligible for an incentive bonus based on the achievement of budgeted levels of net revenue, net income and return on investment, subject to the Company exceeding the fiscal 2010 net income level ($37 million) after giving effect to the payment of bonuses to all employees (including senior executives). The weighting for each metric for fiscal 2011 was:

•	Net revenue — 25% of eligible bonus award

•	Net income — 50% of eligible bonus award

•	Return on investment — 25% of eligible bonus award

The Compensation Committee selected net revenue, net income and return on investment because the Committee believes that these metrics are consistent with the overall goals and long-term strategic direction that the Board has set for the Company. Specifically, the Committee chose:

•	Net revenue because it believes that potential investors use it to measure the Company’s growth rates as compared to those of other companies in our industry.

•	Net income because it believes that potential investors use it when evaluating our Company’s profitability against other companies in our industry. Net income is also an important measure when evaluating the success of the Company’s long-term strategy to reduce costs and streamline operations.

•	Return on investment because the Committee believes that potential investors use it as an important metric for determining the attractiveness of investing in UTi’s Ordinary Shares as compared to other competing investment opportunities.

While each of these metrics is important on a stand-alone basis, the Compensation Committee believes the combined focus on all three financial metrics will help to drive overall operational and financial success for the Company.

For the net income and return on investment metrics, if the Company achieved less than 80% of the targeted performance level (the “minimum threshold”) for either metric, no bonus amounts would be earned for that metric. If the Company achieved 80% or more of the targeted performance level, the bonus amount paid for that metric would be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for that metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level

< 80% of target	0%	Below minimum
80-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

For net revenue, if the Company achieved less than 90% of the targeted performance level (the “minimum threshold”), no bonus amounts would be earned for that metric. If the Company achieved 90% or more of the targeted performance level, the bonus amount paid for that metric would be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for each metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level

< 90% of target	0%	Below minimum
90-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

The Company’s actual performance for fiscal 2011 was as follows:

Financial Metric	% of Incentive Bonus	Target Performance	Actual Performance	Score

Net revenue	25%	$1,544.9 million	$1,555.5 million	25.50 out of 25
Net income	50%	75.8 million	67.0 million*	35.00 out of 50
Return on investment	25%	7.92%	6.64%	13.75 out of 25
Total Score:				74.25%

*	Excludes $2.9 million from the Company’s reported net income relating to the reversal of certain undefined tax positions and other deferred tax related items.

For fiscal 2012, based on the same rationale set forth above, the Compensation Committee has adopted the same three metrics and the same performance ranges as those in effect for fiscal 2011. Accordingly, each senior executive is eligible for an incentive bonus based on the achievement of budgeted levels of net revenue, net income and return on investment, subject to the Company exceeding a minimum net income level after giving effect to the payment of bonuses to all employees (including senior executives). The weighting for each metric for fiscal 2012 is the same as for fiscal 2011:

•	Net revenue — 25% of eligible bonus award

•	Net income — 50% of eligible bonus award

•	Return on investment — 25% of eligible bonus award

In setting the targeted performance levels for incentive bonus payments, the Compensation Committee strives to set the minimum threshold, the target and the maximum threshold at levels such that the relative likelihood that our Company will achieve such goals remains consistent from year to year. It is the intent of the Compensation Committee that the minimum threshold should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and that the maximum threshold should be attained a minority of the time. These levels of expected performance are taken into consideration in the compensation philosophy and evaluation of compensation discussed elsewhere herein.

Establishing the expected performance relative to the criteria above is inherently subject to considerable judgment on the part of the Compensation Committee. When making these judgments the Committee considers the Company’s past performance, the volatility of the performance, the Company’s budget, the macroeconomic environment and other forecasts of future results.

Long-Term Incentives.  The Compensation Committee designs our executive compensation program to provide a substantial portion of total senior executive compensation in the form of equity-based incentives. A “substantial portion” does not necessarily mean that a majority of the senior executives’ compensation will be equity-based compensation, but that the amount will be material or meaningful to the executive. The committee believes equity-based compensation provides an incentive to build value for our Company over the long term, which helps to align the interests of our senior executives with the interests of our shareholders. We currently make equity awards pursuant to our 2009 LTIP, which provides for awards in the form of stock options, restricted shares, restricted share units, and other equity-based awards.

Each year, the Compensation Committee considers an equity award for each senior executive. All awards are based upon a percentage of base salary, with our Named Executive Officers generally having the highest target percentages. The specific amount of the award in any year depends on the Compensation Committee’s assessment, for that year, of the appropriate balance between cash and equity compensation. In making that assessment, the Compensation Committee considers various factors, such as the relative merits of cash and equity as a means for retaining and incentivizing senior executives as well as trends in executive compensation generally, as reported to the Compensation Committee by Towers Watson from time to time. In addition, the Compensation Committee considers subjective assessments of individual performance, individual pay relative to internal peers, the components of total annual compensation, and the value of already outstanding grants in determining the size and type of equity-based awards granted to each senior executive.

Historically, the Company has granted a combination of restricted share units and either performance shares or stock options. These awards were generally allocated between the two forms of award on a 50-50 basis. However, due to the continued volatility in the global economy and the fact that our senior executives were not paid any cash bonuses for fiscal 2010 (excluding Mr. Kirchner, who received the minimum guaranteed amount provided for in his employment agreement), for fiscal 2011 the Compensation Committee awarded only restricted share units with a 5 year pro rata vesting schedule, including with respect to Mr. Kirchner. The Compensation Committee determined that these awards were appropriate because it wanted to emphasize retention, while at the same time providing for an incentive for long-term performance during the difficult economic times.

For fiscal 2012, the Compensation Committee returned to a structure more consistent with the Company’s historic pay practices. However, the committee awarded 75% of the stock award in the form of restricted share units and 25% of the stock award in the form of stock options. The committee adopted this approach based on a number of factors, including (i) continued uncertainty in the global economic environment, but less so than was experienced in fiscal 2010 and fiscal 2011, (ii) the fact that the Company paid cash bonuses under the fiscal 2011 cash bonus plan and the committee’s belief that there is a reasonable likelihood of expected payouts under the fiscal 2012 cash bonus plan, (iii) recommendations of Towers Watson and related evaluations of trends in executive compensation and the importance of balancing an emphasis on retention with providing an incentive for long-term performance and (iv) a desire to return to the Company’s historic pay practice of awarding multiple forms of stock-based compensation.

Additional information regarding the equity-based incentive awards granted to the Named Executive Officers in fiscal 2011 and fiscal 2012 can be found below in this section under the heading “Compensation Awarded to our Named Executive Officers in Fiscal 2011 and Fiscal 2012” and in the table below entitled “Fiscal 2011 Grants of Plan Based Awards”.

Policies and Processes Applicable to the Granting of Equity-Based Awards.  The Company’s policy is that the value of all restricted share units awarded will be determined based on the closing price of the Company’s Ordinary Shares on the date of grant. With respect to stock options, the strike price for all stock options awarded will also be the closing price of the Company’s Ordinary Shares on the date of grant. The “grant date” for all equity-based incentive awards is the date the awards are formally approved by the Compensation Committee or the Chief Executive Officer (for employees other than senior executives), as applicable.

The Company’s practice is to generally grant equity-based incentive awards once per year to senior executives following the public release of the Company’s year-end financial results. All other awards are considered on an “as-needed” basis, but only following the public release of the Company’s quarterly financial results. We have adopted this practice because it permits our publicly-reported financial results to be absorbed by the financial markets prior to our issuing equity-based incentive awards and allows our Compensation Committee to consider our final year-end results when approving annual equity-based incentives for our senior executives.

For fiscal 2011 and fiscal 2012, the Compensation Committee evaluated and approved the annual equity-based incentive awards made to our senior executives, and our Chief Executive Officer, with express authority from the Compensation Committee, evaluated and approved all other annual equity-based incentive awards. All equity-based incentives approved by our Chief Executive Officer were subject to criteria and limitations established by the Compensation Committee.

Employee Benefits.  In addition to the above described components of compensation, our senior executives are eligible to participate in benefit plans that are generally available to all our other employees in their respective country of residence or business unit. These plans, depending on the country or business unit where the senior executive is employed, may include a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits. Additionally, our employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Chief Executive Officer and the other senior executives and determined that they are reasonable and appropriate.

Perquisites.  The Company has a limited perquisite program for U.S.-based senior executives to create better internal equality among the senior executive team and to provide greater alignment between the Company’s compensation program and that of the market in general. Under the program, certain U.S.-based senior executives, including the Named Executive Officers, receive an annual supplemental benefit allowance, currently established at up to $25,000 per year. The program provides flexibility by allowing each participating executive to select from a menu of pre-approved supplemental benefits. The Compensation Committee administers the program and may, in its discretion, adjust the annual supplemental benefit allowance amount, establish different annual allowance amounts applicable to additional levels of executives, and change the menu of eligible benefits under the program. Additional information regarding the perquisites paid to our Named Executive Officers in fiscal 2011 is set forth in the Summary Compensation Table below.

At the end of fiscal 2011, based on a recommendation from Towers Watson, the Compensation Committee elected to eliminate the annual supplemental benefit program effective April 30, 2011. Beginning May 1, 2011, the U.S-based senior executives began receiving a flat $25,000 annual cash payment in lieu of such supplemental benefit. This amount is not considered part of the executive’s base salary, but is paid in regular installments consistent with the timing of the payments of the executive’s base salary. The committee elected to make this change for a variety of reasons, including (i) elimination of the administrative burdens on the Company of tracking eligible expenditures under the previous program, (ii) simplification of the overall executive compensation structure and (iii) elimination of special perquisites from the compensation structure in light of emerging trends in executive compensation.

Tax Law Limits on Executive Compensation.  Section 162(m) of the Code (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). In this regard, at the 2009 annual meeting, our shareholders approved the Executive Incentive Plan, which plan is designed to allow for incentive bonuses paid by certain of the Company’s U.S. subsidiaries to the Company’s senior executives to be deductible for U.S. federal income tax purposes. However, since corporate objectives may not always be consistent with the requirements for full deductibility, the Company is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Executive Stock Ownership Guidelines.  To help achieve our compensation objective of linking the interests of our shareholders with those of our senior executives, effective February 1, 2010, we established executive stock ownership guidelines covering our senior executives, including our Named Executive Officers. The guidelines provide that each executive achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the executive’s base salary (in effect upon the later of February 1, 2010 or the date he or she first becomes subject to the guidelines) shown below.

Position	Multiple

Chief Executive Officer	3 x salary
Global Executive Vice Presidents	1 x salary
Global Senior Vice Presidents	1 x salary
Regional Presidents	1 x salary

Each senior executive must achieve ownership of the required market value of shares within the later of five years after February 1, 2010, or five years after first becoming subject to these guidelines. Thereafter, the executive must maintain ownership of at least the number of shares that were necessary to meet the executive’s required market value of ownership on the date the requirement was first achieved (subject to certain adjustments in the event of a change in base salary or position). Ownership that counts toward the guidelines includes ordinary shares, restricted share units, restricted shares, deferred share units and common shares beneficially owned by the executive by virtue of being held in a trust, by a spouse or by the executive’s minor children. Shares that an executive holds in the form of unvested restricted shares or unvested restricted share units is counted at 60% of the number of shares held to approximate the after-tax value of those shares. Shares that an executive has a right to acquire through the exercise of stock options (whether or not vested) are not counted towards the share ownership requirement.

Executive Compensation Recoupment Policy.  Under the Company’s incentive compensation recoupment policy, if the Board or the Compensation Committee determines that any fraud or intentional misconduct by any Named Executive Officer was a significant contributing factor to the Company having to materially restate all or a portion of its financial statement(s), the Board or Compensation Committee may take, in its discretion, such action as it deems necessary and appropriate to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or Committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. If the Board or Committee determines that the restatement was the result of fraud or intentional misconduct, the Board may, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation paid to any Named Executive Officer, cause the cancellation of restricted share units, stock options and/or other equity based incentives, and seek reimbursement of any gains realized upon the exercise of any equity-based incentives or the sale of any shares underlying restricted share units, in each case, if and to the extent that (1) the amount of bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the executive engaged in a fraud or intentional misconduct that caused or substantially contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive, authorize legal action, or take such other action to enforce the executive’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Employment Agreements and Post-Termination Compensation.  Each of the Named Executive Officers who is currently employed by the Company is a party to an employment agreement with the Company. A summary description of the terms of these agreements with the Named Executive Officers can be found below in this proxy statement under the caption “Compensation of Executive Officers — Employment Agreements.” The employment agreements define the Company’s right to terminate the employment relationship (and related obligations) and help protect the Company from certain business risks. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance and related benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change of control”. See the section below entitled “Compensation of Executive Officers — Termination and Change of Control Payments”.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Compensation Awarded to our Named Executive Officers in Fiscal 2011 and Fiscal 2012

Chief Executive Officer Compensation.  In March 2010, in connection with the Company’s annual review process, the Compensation Committee decided not to make any changes to Mr. Kirchner’s base salary of $700,000 for fiscal 2011. In April 2010, the Compensation Committee granted Mr. Kirchner 122,520 restricted share units, representing an aggregate dollar value equal to 300% of his base salary, which amount was provided for in his employment agreement. Mr. Kirchner’s target bonus for fiscal 2011 was 90% of his base salary and, based on the Company’s financial performance for fiscal 2011, Mr. Kirchner was paid a bonus of $467,775 in April 2011. This amount represents 74.25% of Mr. Kirchner’s target bonus for fiscal 2011.

In March 2011, in connection with the Company’s annual review process, the Compensation Committee approved a base salary for Mr. Kirchner of $875,000, an increase of $175,000. This increase reflects, among other things, the significant improvement in the Company’s overall financial performance in fiscal 2011 as compared to fiscal 2010, the committee’s and the Board’s overall assessment of Mr. Kirchner’s individual performance in fiscal 2011 as well as the fact that Mr. Kirchner has now been in the role of Chief Executive Officer for more than two years and has gained valuable additional experience during that time. This increase was also endorsed by Towers Watson. In April 2011, the Compensation Committee granted Mr. Kirchner 98,094 restricted share units and 78,475 stock options, representing an aggregate dollar value equal to 300% of his base salary. Mr. Kirchner’s target bonus for fiscal 2012 was increased to 100% of his base salary.

Compensation of Other Named Executive Officers

Lance D’Amico.  In March 2010, in connection with the Company’s annual review process, the Compensation Committee decided not to make any changes to Mr. D’Amico’s base salary of $350,000 for fiscal 2011. In April 2010, the Compensation Committee granted Mr. D’Amico 24,504 restricted share units, representing an aggregate dollar value equal to 120% of his base salary. Mr. D’Amico’s target bonus for fiscal 2011 was 50% of his base salary and, based on the Company’s financial performance for fiscal 2011, Mr. D’Amico was paid a bonus of $129,938 in April 2011. This amount represents 74.25% of Mr. D’Amico’s target bonus for fiscal 2011.

In March 2011, in connection with the Company’s annual review process, the Compensation Committee approved a base salary for Mr. D’Amico of $365,000, an increase of $15,000. This increase reflects, among other things, the significant improvement in the Company’s overall financial performance in fiscal 2011 as compared to fiscal 2010 and the fact that Mr. D’Amico had not received any increase in fiscal 2011 and fiscal 2010. This increase was also endorsed by Towers Watson. In April 2011, the Compensation Committee granted Mr. D’Amico 16,368 restricted share units and 13,094 stock options, representing an aggregate dollar value equal to 120% of his base salary. Mr. D’Amico’s target bonus for fiscal 2012 remains 50% of his base salary.

William Gates.  In March 2010, in connection with the Company’s annual review process, the Compensation Committee decided not to make any changes to Mr. Gates’ base salary of $350,000 for fiscal 2011. In April 2010, the Compensation Committee granted Mr. Gates 24,504 restricted share units, representing an aggregate dollar value equal to 120% of his base salary. Mr. Gates’ target bonus for fiscal 2011 was 70% of his base salary and, based on the Company’s financial performance for fiscal 2011, Mr. Gates was paid a bonus of $181,913 in April 2011. This amount represents 74.25% of Mr. Gates’ target bonus for fiscal 2011.

On January 31, 2011, Mr. Gates retired from the Company.

Gene Ochi.  In March 2010, in connection with the Company’s annual review process, the Compensation Committee decided not to make any changes to Mr. Ochi’s base salary of $350,000 for fiscal 2011. In April 2010, the Compensation Committee granted Mr. Ochi 24,504 restricted share units, representing an aggregate dollar value equal to 120% of his base salary. Mr. Ochi’s target bonus for fiscal 2011 was 65% of his base salary and, based on the Company’s financial performance for fiscal 2011, Mr. Ochi was paid a bonus of $168,919 in April 2011. This amount represents 74.25% of Mr. Ochi’s target bonus for fiscal 2011.

In March 2011, in connection with the Company’s annual review process, the Compensation Committee approved a base salary for Mr. Ochi of $365,000, an increase of $15,000. This increase reflects, among other things, the significant improvement in the Company’s overall financial performance in fiscal 2011 as compared to fiscal 2010 and the fact that Mr. Ochi had not received any increase in fiscal 2011 and fiscal 2010. This increase was also endorsed by Towers Watson. In April 2011, the Compensation Committee granted Mr. Ochi 16,368 restricted share units and 13,094 stock options, representing an aggregate dollar value equal to 120% of his base salary. Mr. Ochi’s target bonus for fiscal 2012 remains 65% of his base salary.

Lawrence Samuels.  In March 2010, in connection with the Company’s annual review process, the Compensation Committee decided not to make any changes to Mr. Samuels’ base salary of $375,000 for fiscal 2011. In April 2010, the Compensation Committee granted Mr. Samuels 26,254 restricted share units, representing an aggregate dollar value equal to 120% of his base salary. Mr. Samuels’ target bonus for fiscal 2011 was 65% of his base salary and, based on the Company’s financial performance for fiscal 2011, Mr. Samuels was paid a bonus of $180,984 in April 2011. This amount represents 74.25% of Mr. Samuels’ target bonus for fiscal 2011.

In March 2011, in connection with the Company’s annual review process, the Compensation Committee approved a base salary for Mr. Samuels of $$390,000, an increase of $15,000. This increase reflects, among other things, the significant improvement in the Company’s overall financial performance in fiscal 2011 as compared to fiscal 2010 and the fact that Mr. Samuels had not received any increase in fiscal 2011 and fiscal 2010. This increase was also endorsed by Towers Watson. In April 2011, the Compensation Committee granted Mr. Samuels 17,489 restricted share units and 13,991 stock options, representing an aggregate dollar value equal to 120% of his base salary. Mr. Samuels’ target bonus for fiscal 2012 remains 65% of his base salary.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation of Executive Officers — Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis,” be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

Mr. Allan M. Rosenzweig, Chairman
Mr. Brian D. Belchers
Mr. Leon J. Level
Mr. Donald W. Slager

Summary Compensation Table

The following table provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as of the end of fiscal 2011 (the “Named Executive Officers”).

						Non-Equity	Change
				Stock	Option	Incentive Plan	in Pension	All Other	Total
	Fiscal	Salary		Awards	Awards	Compensation	and NQDC	Compensation	Compensation
Name and Principal Position	Year	(1)	Bonus	(2)	(3)	(4)	Earnings	(5)	(6)

Eric W. Kirchner(7)	2011	$700,000	$—	$2,100,000	$—	$467,775	$—	$31,373	$3,299,148
Chief Executive Officer	2010	$700,000	—	1,050,000	1,050,000	$315,000	—	30,870	3,145,870
	2009	26,923	—	—	—	—	—	—	26,923
Lance E. D’Amico	2011	350,000	—	420,000	—	129,938	—	23,799	923,737
Senior Vice President, Enterprise	2010	350,000	—	420,000	—	—	—	22,693	792,693
Support Services & General Counsel
William T. Gates(8)	2011	350,000	—	420,000	—	181,913	—	29,350	981,263
Executive Vice President; President,	2010	350,000	—	420,000	—	—	—	22,831	792,831
Contract Logistics & Distribution	2009	334,538	—	420,000	—	114,600	—	20,892	890,030
Gene Ochi	2011	350,000	—	420,000	—	168,919	—	19,499	958,418
Executive Vice President;	2010	350,000	—	420,000	—	—	—	14,891	784,891
President, Client Growth	2009	350,000	—	420,000	—	139,458	—	25,259	934,717
Lawrence Samuels	2011	375,000	—	450,000	—	180,984	—	31,563	1,037,547
Executive Vice President-Finance	2010	375,000	—	450,000	—	—	—	31,125	856,125
and Chief Financial Officer	2009	367,998	—	450,000	—	159,169	—	30,245	1,007,412

(1)	Salary. The amounts reported in this column represent base salaries paid to each of the Named Executive Officers for fiscal 2011, fiscal 2010 and fiscal 2009, as applicable, except for Mr. D’Amico, who was not a Named Executive Officer for fiscal 2009.

(2)	Stock Awards. The amounts set forth in this column are equal to the grant date fair value of each award as computed in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of stock awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2011.

(3)	Option Awards. No stock options were granted to any of the Named Executive Officers in fiscal 2011, fiscal 2010 or fiscal 2009, except Mr. Kirchner, who received an award in fiscal 2010. The amounts reported in this column for Mr. Kirchner equal the grant date fair value of his fiscal 2010 award as computed in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of option awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2011.

(4)	Non-Equity Incentive Plan Compensation. The amounts reported in this column represent the amount of incentive bonus paid to each of the Named Executive Officers for fiscal 2011, fiscal 2010 and fiscal 2009, as applicable. No incentive bonuses were paid for fiscal 2010, except that with respect to Mr. Kirchner, his employment agreement provided that he was guaranteed a minimum payment of $315,000 for fiscal 2010.

(5)	All Other Compensation. The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits. Under rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for all perquisites for that individual equals or exceeds $10,000, and to quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For each Named Executive Officer, the amount reported in this column represents Company contributions under the Company’s 401(k) matching program and amounts reimbursed under the Company’s supplemental benefit plan for U.S.-based senior executives. The supplemental benefit plan for U.S.-based senior executives provides such executives with an annual supplemental benefit allowance that can be used against a menu of pre-approved benefits. The supplemental benefit allowance is limited to no more than $25,000 per year.

(6)	Total Compensation. The amounts reported in this column are the sum of the prior columns for each of the Named Executive Officers.

(7)	Mr. Kirchner joined the Company on January 19, 2009. Amounts in the table for fiscal 2009 represent his salary for the last two weeks of fiscal 2009.

(8)	Mr. Gates retired from the Company on January 31, 2011.

Fiscal 2011 Grants of Plan Based Awards

The following table provides information concerning the annual incentive bonus and equity-based incentive compensation awards made to each of our Named Executive Officers in fiscal 2011.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Future Payouts			Estimated Future Payouts			# of	# of	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Base Price	Grant Date Fair
	Grant	Plan Awards(1)			Plan Awards			of Stock	Underlying	of Option	Value of Stock and
Executive Officers	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(2)	Options	Awards	Option Awards

Eric W. Kirchner	3/07/10	$0	$630,000	$945,000	$—	$—	$—	—	—	—	—
	4/14/10	—	—	—	—	—	—	122,520	—	—	$2,100,000
Lance E. D’Amico	3/07/10	0	175,000	262,500	—	—	—	—	—	—	—
	4/14/10	—	—	—	—	—	—	24,504	—	—	420,000
William T. Gates	3/07/10	0	245,000	367,500	—	—	—	—	—	—	—
	4/14/10	—	—	—	—	—	—	24,504	—	—	420,000
Gene Ochi	3/07/10	0	227,500	341,250	—	—	—	—	—	—	—
	4/14/10	—	—	—	—	—	—	24,504	—	—	420,000
Lawrence Samuels	3/07/10	0	243,750	365,625	—	—	—	—	—	—	—
	4/14/10	—	—	—	—	—	—	26,254	—	—	450,000

(1)	The amounts shown represent the potential bonus amounts payable to the Named Executive Officers under the Company’s Executive Incentive Plan for fiscal 2011. The amounts shown in the “Target” column reflect the amounts payable in the event 100% of the targeted performance levels were met. The amounts shown in the “Maximum” column reflect the amounts that potentially could be payable assuming 125% of the targeted performance levels were achieved. Mr. Kirchner had a bonus targeted at 90% of his base salary, Mr. D’Amico had a bonus targeted at 50% of his base salary, Mr. Gates had a bonus targeted at 70% of his base salary, and each of Messrs. Ochi and Samuels had bonuses targeted at 65% of their base salaries. The actual amount paid to Messrs. Kirchner, D’Amico, Gates, Ochi and Samuels was 467,775, 129,938, 181,913, 168,919 and 180,984, respectively, as described under the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2011 and Fiscal 2012”.

(2)	Represents restricted share units awarded to Named Executive Officers under the Company’s 2009 Long-Term Incentive Plan. These restricted share units are subject to a five-year pro rata vesting schedule (i.e. 20% per year over the 5-year period).

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table provides information concerning the unexercised stock options and unvested restricted share units outstanding for each of our Named Executive Officers as of the end of fiscal 2011.

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
			Equity						Awards:	Payout
			Incentive					Market	# of	Value of
			Plan					Value	Unearned	Unearned
			Awards:			# of		of Shares	Shares,	Shares,
	Number of	Number of	# of			Shares or		or Units	Units	Units or
	Securities	Securities	Securities			Units of		of Stock	or Other	Other
	Underlying	Underlying	Underlying/			Stock		That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That		Have Not	That	That
	Options	Options	Unearned	Exercise	Expiration	Have Not		Vested	Have Not	Have Not
Executive Officers	Exercisable	Unexercisable	Options	Price	Date(1)	Vested		(2)	Vested	Vested(2)

Eric W. Kirchner	55,612	111,224	—	$13.51	4/14/2019	62,176	(6)	$1,361,654	—	$—
						122,520	(7)	2,683,188
Lance E. D’Amico	—	—	—	—	—	2,673	(3)	58,539	—	—
						5,037	(4)	110,310	—	—
						6,396	(5)	140,072	—	—
						24,870	(6)	544,653	—	—
						24,504	(7)	536,638
William T. Gates	15,474	—	—	22.34	6/15/2015	5,186	(3)	113,573	—	—
						7,387	(4)	161,775	—	—
						6,396	(5)	140,072	—	—
						24,870	(6)	544,653	—	—
						24,504	(7)	536,638	—	—
Gene Ochi	97,500	—	—	6.34	6/5/2012	5,621	(3)	123,100	—	—
	75,000	—	—	11.24	7/30/2013	9,040	(4)	197,976	—	—
	51,300	—	—	15.62	5/4/2014	6,396	(5)	140,072	—	—
	15,420	—	—	22.34	6/15/2015	24,870	(6)	544,653	—	—
						24,504	(7)	536,638	—	—
Lawrence Samuels	90,000	—	—	6.34	6/5/2012	5,621	(3)	123,100	—	—
	75,000	—	—	11.24	7/30/2013	9,040	(4)	197,976	—	—
	43,350	—	—	15.62	5/4/2014	6,853	(5)	150,081	—	—
	14,880	—	—	22.34	6/15/2015	26,647	(6)	583,569	—	—
						26,254	(7)	574,963

(1)	The option expiration date for each option grant is the 10-year anniversary of the grant date.

(2)	Based on the closing price of the Company’s Ordinary Shares of $21.90 on January 31, 2011. As of April 29, 2011, the closing price of the Company’s Ordinary Shares was $22.41.

(3)	Represents restricted share units that vest in their entirety on the fifth anniversary of the grant date (May 12, 2006), subject to earlier vesting in certain circumstances, except for Mr. D’Amico, whose restricted share units vest in their entirety on September 27, 2011.

(4)	Represents restricted share units that vest in their entirety on the fifth anniversary of the grant date (April 12, 2007), subject to earlier vesting in certain circumstances.

(5)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e. 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2008.

(6)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e. 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2009.

(7)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e. 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2010.

Option Exercises and Stock Vested During Fiscal 2011

The following table provides information concerning the exercises of stock options and the vesting of restricted share units during fiscal 2011 on an aggregated basis for each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
Executive Officers	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting(6)

Eric W. Kirchner	—	$—	15,544	(1)	$266,424
Lance E. D’Amico	—	—	8,349	(2)	143,102
William T. Gates	—	—	16,086	(3)	265,656
Gene Ochi	—	—	16,059	(4)	265,228
Lawrence Samuels	15,000	213,450	16,385	(5)	271,167

(1)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Kirchner in April 2009 (which units vested on April 14, 2010).

(2)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. D’Amico in April 2008 and April 2009. On April 14, 2010, Mr. D’Amico acquired 2,132 shares that vested under the April 2008 award and 6,217 shares that vested under the April 2009 award.

(3)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Gates in April 2008 and April 2009 and 100% of the total number of restricted share units granted to Mr. Gates in May 2005. On April 14, 2010, Mr. Gates acquired 2,132 shares that vested under the April 2008 award and 6,217 shares that vested under the April 2009 award. On May 1, 2010, Mr. Gates acquired 7,737 shares that vested under the May 2005 award.

(4)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Ochi in April 2008 and April 2009 and 100% of the total number of restricted share units granted to Mr. Ochi in May 2005. On April 14, 2010, Mr. Ochi acquired 2,132 shares that vested under the April 2008 award and 6,217 shares that vested under the April 2009 award. On May 1, 2010, Mr. Ochi acquired 7,710 shares that vested under the May 2005 award.

(5)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Samuels in April 2008 and April 2009 and 100% of the total number of restricted share units granted to Mr. Samuels in May 2005. On April 14, 2010, Mr. Samuels acquired 2,284 shares that vested under the April 2008 award and 6,661 shares that vested under the April 2009 award. On May 1, 2010, Mr. Samuels acquired 7,440 shares that vested under the May 2005 award.

(6)	Calculated based on the closing price of the Company’s Ordinary Shares on the date the stock awards vested. As of April 14, 2010, the closing price of the Company’s Ordinary Shares was $17.14. As of May 1, 2010, the closing price of the Company’s Ordinary Shares was $15.84.

Pension Benefits

The Company does not provide pension benefits for its senior executives, including the Named Executive Officers.

Non-Qualified Deferred Compensation

The Company does not maintain deferred compensation plans for its U.S. executives which are not qualified under U.S. tax laws.

Employment Agreements

Each of Messrs. Kirchner, D’Amico, Ochi and Samuels has entered into an employment agreement with an indirect subsidiary of the Company. Pursuant to the terms of these employment agreements, the Company guaranteed the performance of all of the obligations of the subsidiary under the agreements. The agreements have substantially similar terms, except that the annual compensation and responsibilities under the agreements for each executive are different. In addition to an annual base salary, each executive is entitled to receive an annual cash performance bonus and to participate in the Company’s equity-based incentive plans. The Company or the executive may terminate such agreements for any reason upon six months prior written notice. Under the agreements, the executives are entitled to six months severance from the effective date of termination in the event the Company terminates their employment without cause. As more fully described under the section entitled “Compensation of Executive Officers — Termination and Change of Control Payments,” below, the executives are entitled to twenty-four months severance if they are terminated without “cause” or if they resign for “good reason” within one year following a Change in Control, plus a pro rata portion of their target bonus for such year.

Each of the agreements provides that the Company will pay to the executives a salary that is subject to increase but not decrease. Messrs. Kirchner, D’Amico, Ochi and Samuels were paid during fiscal 2011 the respective salaries set forth beside their names in the table above entitled “Compensation of Executive Officers — Summary Compensation Table.” Under the agreements, the executives are each entitled to four weeks of vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out-of- pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s U.S.-based employees generally. The agreements also contain nondisclosure and non-solicitation provisions.

Mr. Gates retired from the Company on January 31, 2011. Prior to his retirement, Mr. Gates had an employment agreement, which contained terms substantially similar to the ones described above and which terminated in accordance with its terms upon his retirement (except for certain post-employment covenants which remain in place). Effective February 1, 2011, a subsidiary of the Company entered into a one-year consulting agreement with Mr. Gates (the “Consulting Agreement”). During the term of the Consulting Agreement, Mr. Gates’ services are expected to include, among other things, (a) operations audits/assessments; (b) special projects and customer transitions, (c) representation of the Company at various trade events (IWLA, CSCMP, etc), (d) sales support and (e) growth of the EMENA CL&D business and improvement in related operations. Mr. Gates’ unvested options and restricted share units continue to vest during the term of his Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Gates will be paid a daily rate of $1,400, and it is contemplated that he will work a minimum of 25 days during fiscal 2012. During the term of the Consulting Agreement, Mr. Gates has also agreed not to perform similar services for any competitor of the Company without the prior approval of the Company.

Termination and Change of Control Payments

Set forth below is each element of compensation that would be paid to each Named Executive Officer under various post-employment and change-of-control scenarios assuming the triggering event had actually occurred on January 31, 2011. Each of the elements of compensation described below is required under either (1) the terms of the Named Executive Officer’s employment agreement, (2) the terms of the relevant long-term incentive plan (including the award agreements thereunder) or (3) the terms of the Company’s standard benefit plans.

In addition to the amounts below, in connection with any termination of employment, each Named Executive Officer would be entitled to receive the following: (i) all amounts due during the six-month advance notice period provided for in his employment agreement, (ii) all vested amounts paid by the Company under its 401(k) plan or any similar plans, (iii) all amounts earned through the date of termination but not yet paid (bonuses, business expenses, accrued vacation, etc.) and (iv) the value of all vested equity awards, whether in the form of restricted share units or stock options. We have not included these elements of compensation below nor have we valued these elements because they are either payments for services to be rendered (in the case of notice periods) or they are not “triggered” by any termination of employment or change in control. Additional information regarding the equity-based incentive awards held by the Named Executive Officers can be found in the table above entitled “Outstanding Equity Awards at Fiscal 2011 Year-End.” No employment agreement with any Named Executive Officer includes the continuation of any medical, dental or other similar benefits following their termination of employment and any agreement to provide such benefits would be at the discretion of the Compensation Committee on a case-by-case basis.

Voluntary Termination by Employee

•	None

Involuntary Termination without Cause (“Scenario 1” in the Table below)

•	For Mr. Kirchner, 6 months severance (conditioned on the signing of a standard waiver and release), plus a pro rata portion of his bonus for such year.

•	For Messrs. D’Amico, Ochi and Samuels, 6 months severance (conditioned on the signing of a standard waiver and release).

•	For Messrs. D’Amico, Ochi and Samuels, with respect to any restricted share units granted to such employee between February 1, 2007 and January 31, 2008, those awards would vest on a pro rata basis.

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, with respect to any restricted share units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	For any unvested stock options held by Mr. Kirchner, those options would fully vest on the date of termination.

Involuntary Termination with Cause

•	None

Termination resulting from Disability (“Scenario 2” in the Table below)

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, all benefits provided under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees (which would equal 60% of base salary per month up to a maximum of $10,000 per month until the employee reaches the age of 65).

•	For any restricted share units granted to such employee on or prior to January 31, 2008, those awards would vest on a pro rata basis.

•	For any restricted share units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

Termination resulting from Death (“Scenario 3” in the Table below)

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, all benefits provided under the Company’s standard life insurance policy applicable to U.S.-based corporate employees (which would equal two times the employee’s then base salary).

•	For any restricted share units granted to such employee on or prior to January 31, 2008, those awards would vest on a pro rata basis.

•	For any restricted share units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

Change in Control (“Scenario 4” in the Table below)

•	For any restricted share units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis upon the occurrence of any change in control (as defined in each executive’s employment agreement).

Termination during the first 12 months following a Change in Control (including the termination by employee for “Good Reason” (as defined in such employee’s employment agreement)) (“Scenario 5” in the Table below)

•	24 months severance, payable in 24 monthly installments (conditioned on the signing of a standard release and waiver)

•	For Messrs. D’Amico, Ochi and Samuels, with respect to any restricted share units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis, plus the awards would have an additional 12 months of vesting due to the employee’s termination within 12 months following the change in control. This would result in full vesting of all such restricted share units granted prior to February 1, 2007.

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, with respect to any restricted share units granted to such employee on or after February 1, 2007, those awards would fully vest on the date of termination.

•	For any unvested stock options held by Mr. Kirchner, those options would fully vest on the date of termination.

Definitions of “Change of Control” and “Good Reason”

Change of Control.  The Company’s 2004 Long-Term Incentive Plan, 2009 LTIP and each of the executives’ employment agreements contain a substantially similar definition of “Change of Control,” which occurs if:

•	There is a sale, transfer or disposition of all or substantially all of the assets and property of the Company;

•	Any “person” is or becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities (excluding acquisitions of securities directly from the Company or by employee benefit plans sponsored or maintained by the Company or its controlled entities);

•	During any period of two (2) consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	The Company is dissolved or liquidated, or a merger, reorganization or consolidation of the Company occurs in which the former holders of the Company’s securities own less than 50% of the combined voting power of the surviving entity.

Good Reason.  Under their respective employment agreements, each of Messrs. Kirchner, D’Amico, Ochi and Samuels has “Good Reason” to resign following a Change of Control if (i) the Company relocates him to a location that is outside a radius of two hundred fifty miles from the location where he was based just prior to the Change of Control (50 miles in the case of Mr. Kirchner and Mr. D’Amico), or (ii) the Company reduces his duties and responsibilities resulting in a material adverse reduction in his duties, authority or responsibilities and fails to cure the breach after written notice and a cure period. In addition, in the case of Messrs. Kirchner, D’Amico and Samuels, they have “Good Reason” to resign following a Change of Control if the Company no longer has securities registered under the Securities Exchange Act of 1934, as amended.

The following table quantifies the amounts payable to each Named Executive Officer under the scenarios described above. For the purposes of determining the value of any equity-based compensation, we have assumed that the relevant triggering event took place on January 31, 2011, the last day of fiscal 2011, and that the Company’s stock is valued at $21.90, the closing price on such date. As of April 29, 2011, the closing price of the Company’s stock was $22.41. We have not included any equity-based compensation issued after January 31, 2010, which is described in the section above entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2011 and Fiscal 2012.”

		Value of
		Accelerated
	Cash	Equity
Executive Officers	Payment	Awards	Other Benefits		Total Benefits

Eric Kirchner
• Scenario 1	$350,000	$2,276,805	$—		$2,626,805
• Scenario 2	—	877,051	1,560,000	(1)	2,437,051
• Scenario 3	—	877,051	1,400,000	(2)	2,227,051
• Scenario 4	—	—	—		—
• Scenario 5	1,400,000	5,444,596	—		6,844,596

Lance E. D’Amico
• Scenario 1	175,000	374,100	—		549,100
• Scenario 2	—	424,977	2,760,000	(1)	3,184,977
• Scenario 3	—	424,977	700,000	(2)	1,124,977
• Scenario 4	—	50,877	—		50,877
• Scenario 5	700,000	1,390,212	—		2,090,212

Gene Ochi
• Scenario 1	175,000	440,797	—		615,797
• Scenario 2	—	557,897	430,000	(1)	987,897
• Scenario 3	—	557,897	700,000	(2)	1,257,897
• Scenario 4	—	117,100	—		117,100
• Scenario 5	700,000	1,542,439	—		2,242,439

Lawrence Samuels
• Scenario 1	187,500	461,515	—		649,015
• Scenario 2	—	578,614	1,280,000	(1)	1,858,614
• Scenario 3	—	578,614	750,000	(2)	1,328,614
• Scenario 4	—	117,100	—		117,100
• Scenario 5	750,000	1,629,667	—		2,379,667

(1)	Represents the total value payable to such executive under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees. This payout assumes that such executive is paid $10,000 per month for the period of time from his age as of January 31, 2011 until he reaches the age of 65.

(2)	Represents the total value payable to such executive under the Company’s standard life insurance policy applicable to U.S.-based corporate employees.

Mr. Gates retired from the Company on January 31, 2011. Pursuant to the Consulting Agreement between Mr. Gates and the Company, Mr. Gates’ unvested options and restricted share units continue to vest during the term of his Consulting Agreement and Mr. Gates will be paid a daily rate of $1,400 for his consulting services, and it is contemplated that he will work a minimum of 25 days during fiscal 2012.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Slager. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during fiscal 2011, and none has ever served as an officer of the Company or any of its subsidiaries and none has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Exchange Act. No executive officer of the Company served during fiscal 2011 as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding base salaries, incentive bonuses, equity-based compensation awards and other compensation for the Company’s senior executive officers, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accountants in fiscal 2011. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in fiscal years 2011 and 2010 were as follows:

	FY2011	FY2010

Audit Fees(1)	$6,707,000	$6,668,000
Audit-Related Fees(2)	304,000	103,000
Tax Fees(3)	1,130,000	452,000
All Other Fees(4)	4,000	96,000

Total	$8,145,000	$7,319,000

(1)	Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s consolidated interim financial statements included in the Company’s filings and submissions to the SEC, in addition to the audits of subsidiaries financial statements required for statutory purposes. Audit fees include the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”).

(2)	For fiscal 2011, audit-related fees include $250,000 for procedures related to the pre-implementation review of internal controls related to the Company’s new financial system, $45,000 for accounting consultations related to evaluating the impact of converting to IFRS, and $9,000 for other accounting consultations.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Includes fees for business process transformation efforts and risk consulting services.

The Audit Committee pre-approved all services described above for fiscal 2011, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that the services provided by Deloitte be pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has selected Deloitte as the Company’s registered public accountants for the fiscal year ending January 31, 2012, and has recommended to the Board of Directors that such selection be submitted to the Company’s shareholders for ratification.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. Deloitte is responsible for performing an audit of those financial statements and internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and Deloitte.

In this context, the Audit Committee has met and held discussions with the Company’s management, the Company’s internal auditors and Deloitte with respect to our audited consolidated financial statements for fiscal 2011 and related matters. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended or supplemented. In addition, Deloitte provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence, and represented that it is independent from the Company. We discussed with Deloitte its views as to Deloitte’s independence from the Company and the Company’s management. When considering Deloitte’s independence, we considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2011 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee:

Leon J. Level, Chairman
C. John Langley, Jr.
Allan M. Rosenzweig

The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL 2)

As described in the Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”), the Compensation Committee’s goal in setting executive compensation is to provide a compensation program for our senior executives that is designed to attract, retain, incentivize and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our senior executives is performance-based and dependent upon the Company’s achievement of specified financial goals and the performance of the Company’s shares on a long-term basis.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our five most highly-compensated executive officers in fiscal 2011. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2011 reflects and supports these compensation policies and procedures.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as a matter of good corporate governance, shareholders will be asked at the 2011 Annual Meeting to approve the following advisory resolution:

RESOLVED, that the shareholders of UTi Worldwide Inc. (the “Company”) approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC, which disclosures include the disclosures in the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis.

This vote, commonly referred to as a “say-on-pay” vote, is an advisory vote and therefore is non-binding on the Company, the Board and the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends a vote “for” the resolution set forth in Proposal 2 above, and unless otherwise directed in the accompanying proxy, the persons named therein will vote “FOR” this resolution.

ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

(PROPOSAL 3)

In accordance with recently adopted Section 14A of the Exchange Act, we are providing a shareholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal Number 2 above) this year. Pursuant to recently adopted Section 14A of the Exchange Act, at the 2011 Annual Meeting, we are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every one year, every two years or every three years.

After careful consideration, the Board recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year. An annual vote allows our shareholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company’s proxy statement each year. The Company values and considers shareholder input on corporate governance matters and on our executive compensation program and practices and we look forward to hearing from our shareholders on this proposal.

Although the Board recommends a “say-on-pay” vote on an annual basis, shareholders will be able to specify one of the following choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Although this advisory vote regarding the frequency of say-on-pay votes is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future say-on-pay shareholder advisory votes on executive compensation.

The Board of Directors recommends that shareholders vote to hold future say-on-pay votes every “one year”, and unless otherwise directed in the accompanying proxy, the persons named therein will vote to hold such votes every “one year”.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 4)

The Audit Committee has selected Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2012. The Board is submitting the appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s Amended and Restated Articles of Association or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Deloitte for the fiscal year ending January 31, 2013. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2012, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to our Audit Committee’s charter and as required by Nasdaq Rules, our Audit Committee or a comparable independent body of our Board of Directors is responsible for reviewing and approving related party transactions (as that term is defined in the SEC regulations). Since February 1, 2010, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our Ordinary Shares, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2011, with the following exceptions:

•	During the period between September 28, 2010 and October 6, 2010, Mr. Gates sold 15,597 ordinary shares. The Form 4 relating to such sales was filed on November 2, 2010.

•	On December 13, 2010, each of Messrs. Belchers, Langley, Level, MacFarlane, Rosenzweig, Slager and Wessels was awarded 253 restricted share units under the Company’s 2009 Long Term Incentive Plan. The Forms 4 relating to such grants were filed on January 5 and 6, 2011.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2012 ANNUAL MEETING

Nominations for Directors for the 2012 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures currently in effect, to be considered timely, a shareholder’s notice must be delivered to or received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is called for a date that is not within 30 days of the one-year anniversary of the immediately preceding year’s annual meeting of shareholders, notice from a shareholder shall also be considered timely if it is so delivered or received not earlier than 90 days prior to such annual meeting nor later than the later of (i) 60 days prior to such annual meeting of shareholders or (ii) the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of shareholders. Therefore, in order to be timely for the 2012 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than February 16, 2012 and not later than March 17, 2012, assuming the 2012 annual meeting is called for a date that is within 30 days of June 13, 2012. If you would like a copy of the requirements for nominations by shareholders contained in our Articles of Association, please direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico.

Shareholder Proposals for the 2012 Annual Meeting

Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be (a) by or at the direction of the Chairman of the Board of Directors or (b) by any shareholder who is a holder of record on the record date for such meeting and who complies with the Proposal Procedures.

If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in the year 2012, your written proposal must be received by the Company no later than January 17, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

In order to comply with the Proposal Procedures currently in effect, a shareholder must deliver a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association.

Under the Proposal Procedures, to be considered timely, a shareholder’s notice must be delivered to or received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is called for a date that is not within 30 days of the one-year anniversary of the immediately preceding year’s annual meeting of shareholders, notice from a shareholder shall also be considered timely if it is so delivered or received not earlier than 90 days prior to such annual meeting nor later than the later of (i) 60 days prior to such annual meeting of shareholders or (ii) the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of shareholders. Therefore, in order to be timely for the 2012 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than February 16, 2012 and not later than March 17, 2012, assuming the 2012 annual meeting is called for a date that is within 30 days of June 13, 2012. If you would like a copy of the requirements for shareholder proposals contained in our Articles of Association, please direct your request to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2011, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Lance E. D’Amico
Secretary

Long Beach, California
May 16, 2011

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 13, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/UTIW • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1, FOR Proposal 2, FOR holding future votes on                         executive compensation every one year as set forth in Proposal 3 and FOR Proposal 4.

1.	Election of Class “B” Directors:	For	Withhold				For	Withhold				+
	01 - Eric W. Kirchner	☐	☐	02 - Leon J. Level			☐	☐

				For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Advisory vote on the compensation of the Company’s named executive officers.			☐	☐	☐	3.	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

				For	Against	Abstain
4.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.			☐	☐	☐	5.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	+
01BYMC

UTi’s Proxy Statement and Annual Report are available
on-line at www.envisionreports.com/UTIW.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — UTi Worldwide Inc.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 13, 2011 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 13, 2011 at 9:00 a.m. (Pacific time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS AND FOR PROPOSAL 4 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS AND FOR PROPOSAL 4.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1, FOR Proposal 2, FOR holding future votes on executive compensation every one year as set forth in Proposal 3 and FOR Proposal 4.

												+
1.	Election of Class “B” Directors:	For	Withhold				For	Withhold
	01 - Eric W. Kirchner	☐	☐	02 - Leon J. Level			☐	☐

				For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Advisory vote on the compensation of the Company’s named executive officers.			☐	☐	☐	3.	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐
				For	Against	Abstain
4.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.			☐	☐	☐	5.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	+
01BYNC

UTi’s Proxy Statement and Annual Report are available
on-line at www.envisionreports.com/UTIW.
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy —UTi Worldwide Inc.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 13, 2011 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 13, 2011 at 9:00 a.m. (Pacific time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS AND FOR PROPOSAL 4 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS AND FOR PROPOSAL 4.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)